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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8, No. 333-05437) pertaining to the 1992 Stock Option Plan, the 1995 Stock Option Plan, as amended, and the 1995 Director Option Plan of YES! Entertainment Corporation, the Post Effective Amendment No. 4 on Form S-3 to the Registration Statement (Form S-1 No. 33-91408) for the registration of 320,729 shares of Common Stock issued in connection with the conversion of Convertible Notes of YES! Entertainment Corporation and in the related Prospectus, and the Registration Statement (Form S-3 No. 333-23917) for the registration of 4,325,591 shares of Common Stock related to Convertible Notes and Series A Convertible Preferred Stock of YES! Entertainment Corporation and in the related Prospectus of our report dated February 28, 1996, with respect to the consolidated financial statements and schedules of YES! Entertainment Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

San Jose, California
March 26, 1997